Exhibit 99.1

Investors contact:

Kevin Bratton

Cytogen Corporation

(609) 750-8205

Brian Korb

The Trout Group

646-378-2923

Cytogen Announces Definitive Merger Agreement with EUSA PHARMA for $0.62 per Share in Cash

PRINCETON, N.J.—March 10, 2008 — Cytogen Corporation (NASDAQ: CYTO) today announced that it has entered into a definitive merger agreement with EUSA Pharma Inc., pursuant to which all outstanding shares of the Company will be converted into $0.62 per share in cash, which represents a premium of approximately 35% over the closing price of $0.46 on March 10, 2008.  EUSA Pharma is a transatlantic specialty pharmaceutical company focused on oncology, pain control and critical care.

On November 5, 2007, Cytogen announced it would begin reviewing strategic alternatives to enhance the future growth potential of the Company’s pipeline and maximize shareholder value.  In connection with this decision, Cytogen’s Board of Directors formed a special committee of independent directors to consider the Company’s options.

Since November 5, 2007, the Special Committee, advised by independent financial and legal advisors, has engaged in a comprehensive and thorough review of strategic alternatives available to Cytogen, which included additional financings, licensing agreements, sale of assets and the sale of the Company.  On March 10, 2008, after receiving a fairness opinion, the Board of Directors of Cytogen approved the merger agreement and recommend that Cytogen’s stockholders vote in favor of the merger agreement.

Closing of the merger is conditioned on, among other things, the receipt of approval by holders of a majority of the outstanding shares of Cytogen’s common stock, and the parties entrance into a sublicense agreement for the European and Asian rights to the Company’s Caphosol product.  It is also subject to certain regulatory review and other customary closing conditions.  The transaction is expected to close in the second quarter of 2008.  Upon closing of the merger, EUSA Pharma intends to apply to delist all of Cytogen’s issued shares from the NASDAQ Stock Market.

ThinkEquity Partners, LLC acted as financial advisor to Cytogen, Morgan, Lewis & Bockius, LLP acted as legal advisor to Cytogen and Janney Montgomery Scott LLC provided a fairness opinion to the Board of Directors of Cytogen.  Ferghana Partners acted as financial advisor to EUSA and McCarter & English, LLP acted as legal advisor to EUSA.

James A. Grigsby, non-Executive Chairman of the Board of Cytogen and member of the Special Committee, said: “We are pleased with the terms of the agreement with EUSA Pharma.  This was a thorough process, and we believe this transaction is in the best interests of our stockholders.”

About Cytogen

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The company’s specialized sales force currently markets two therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL® is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET® (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT® (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer. Cytogen’s product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.  For additional information, please visit Cytogen’s website at http://www.cytogen.com. Cytogen’s website is not part of this press release.

About EUSA Pharma

EUSA Pharma is a rapidly growing transatlantic specialty pharmaceutical company focused on in-licensing, developing and marketing late-stage oncology, pain control and critical care products. The company currently has six products on the market, including the antibiotic surgical implant Collatamp® G, Erwinase® and Kidrolase® for the treatment of acute lymphoblastic leukemia, and Rapydan®, a rapid-onset anesthetic patch which recently received Europe-wide approval. EUSA also has several products in late-stage development.

Founded in 2006, EUSA Pharma is supported by a consortium of leading life science capital investors, comprising TVM Capital, Essex Woodlands, 3i, Goldman Sachs, Advent Venture Partners, SV Life Sciences, NeoMed and NovaQuest. EUSA Pharma plans to continue its aggressive program of acquisitions and in-licensing within its specialist areas of medical and geographic focus, in line with its ambitious target to create a rapidly growing $1 billion company by the beginning of the next decade.

Important Additional Information Will be Filed with the SEC

Cytogen plans to file with the SEC a proxy statement in connection with the transaction. Cytogen stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Cytogen, EUSA and the proposed transaction. The final proxy statement will be mailed to stockholders of Cytogen. In addition to the documents described above, Cytogen files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Cytogen, are available without charge at the SEC’s website at http://www.sec.gov, or at Cytogen’s website at http://www.cytogen.com.

Participants in Solicitation

Neither Cytogen nor EUSA is currently engaged in a solicitation of proxies from the stockholders of Cytogen in connection with the proposed transaction. If a proxy solicitation commences, Cytogen, EUSA and their respective directors and officers and other members of management may be deemed to be participants in such solicitation. Information regarding Cytogen directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, and its proxy statement, dated April 30, 2007, for its 2007 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed transaction.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding Cytogen’s strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen’s results to differ materially from those indicated by such forward-looking statements. In particular, the proposed merger between Cytogen and EUSA Pharma, Inc. is subject to a variety of closing conditions which may or may not be achieved and which may or may not be in the control of Cytogen.  Additionally, Cytogen’s business is subject to a number of significant risks, which include, but are not limited to the inability to satisfy the conditions of the merger transaction, many of which are beyond Cytogen’s control, as well as the risks and uncertainties described in Cytogen’s SEC filings, including its Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q.  This press release should be read in conjunction with Cytogen’s periodic filings with the SEC. All information in this press release, including the forward-looking statements contained herein, is made only as of the date of this press release and except as required by law, Cytogen undertakes no obligation to publicly update any forward-looking statement in this press release.

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